Exhibit 10.2

FOCUS ENHANCEMENTS, INC.

SELLING AGENT AGREEMENT

Dated as of September 24, 2007

First Montauk Securities Corp.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, New Jersey 07701

Re: Proposed Placement of Shelf Securities

Ladies and Gentlemen:

Focus Enhancements, Inc., a Delaware corporation (the “Company”) proposes to offer for sale (the “Offering”) up to $3,400,000 in gross proceeds of its securities (“Securities”) in a “shelf takedown” of securities registered for sale under the Securities Act of 1933, as amended (the “Act”) on Registration Statement on Form S-3 (SEC File No. 333-139224), including a prospectus which was declared effective by the Securities and Exchange Commission (“SEC”) on December 20, 2006 (including the base prospectus included therein, the “Registration Statement”).   This letter agreement shall confirm our agreement concerning First Montauk Securities Corp. acting as selling or placement agent (the “Selling Agent” or “FMSC”) in connection with the sale of the Securities.

1.                                       Appointment of Selling Agent.

On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints First Montauk Securities Corp. as a selling agent/placement agent for a period beginning on the date hereof and terminating on September 30, 2007 (unless terminated sooner pursuant to the terms hereof) and grants to FMSC the right to offer, as its agent, the Securities pursuant to the terms of this Agreement.  On the basis of such representations and warranties, and subject to such conditions, FMSC hereby accepts such appointment and agree to use its reasonable best efforts to secure subscribers to purchase subscriptions for the Securities.  The Company understands that the Selling Agent is being retained to obtain subscriptions on a “best efforts” basis and has not guaranteed the sale of any Securities and is not purchasing the Securities for its account.

2.                                       Terms of the Offering.

(a)                                  The Offering is being made on a “best efforts” basis with no minimum offering amount of subscriptions for the Securities.  In the event a subscription is not accepted by the Company or FMSC, such rejected subscription funds will be returned to the subscriber without interest or deduction.

(b)                                 The Company has prepared a Securities Purchase Agreement and Form of Warrant to be delivered to all prospective investors.  The Securities Purchase Agreement and Form of Warrant, including all supplements, exhibits and appendices thereto and other documents delivered therewith, are referred to herein as the “Documents” and shall include any supplements or amendments in accordance with this Agreement.  No later than two business days after sale of the Securities, the company shall prepare and file with the SEC a prospectus supplement (“Prospectus Supplement”) to the Registration Statement describing the amount and term of the Securities, the retention of the Selling Agent and such other matters as  the Company and its counsel shall deem necessary or desirable in order to comply with this Agreement, the Act and the regulations promulgated thereunder.  The Offering shall commence on the date hereof, and shall expire at 3:00 p.m., New York time, on September 30, 2007.  Such period, as same may be so extended, shall hereinafter be referred to as the “Offering Period.”

(c)                                  Each prospective investor (“Subscribers”) who desires to purchase Securities shall deliver to the Selling Agent the Securities Purchase Agreement and other Documents required to be executed by the investor and immediately available funds in the amount necessary to purchase the amount of Securities such Prospective Investor desires to purchase.  The Selling Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Documents or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for Securities. Purchasers in the Offering shall be “accredited investors” as determined in accordance with SEC Regulation Section D 501.

3.                                       Closing/Release of Funds.

The closing (“Closing”) shall be held at such time as the conditions as provided in the Securities Purchase Agreement have been satisfied.  References herein to the actual closing date thereof shall be referred to as a “Closing Date.” In addition, the following conditions shall have been satisfied:

(a)                                  the Registration Statement shall be effective and not subject to any stop order preventing or suspending the use of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing of the Registration Statement; and

(b)                                 the Securities shall have been registered for sale or exempt from registration, under applicable state securities laws and regulations.

4.                                       Representations and Warranties of the Selling Agent.

The Selling Agent represents and warrants to the Company as follows:

(a)                                  The Selling Agent is duly incorporated and validly existing and in good standing under the laws of its state of incorporation.

(b)                                 The Selling Agent is, and at the time of each Closing will be, a member in good standing of the NASD.

(c)                                  Offers and sales of Securities by the Selling Agent will be made only in accordance with this Placement Agreement and in compliance with the provisions of the Act.

(d)                                 The Selling Agent will furnish to each investor a copy of the Documents prior to accepting any subscription for the Securities.

5.                                       Compensation and Expenses.

(a)                                  The Selling Agent shall be entitled, on the Closing Date, as compensation for its services as Selling Agent under this Agreement, to selling Commissions payable in cash equal to 8% of the aggregate gross principal amount of the Securities sold in the Offering. Payment shall be made to FMSC simultaneously with the Closing under the Securities Purchase Agreement.

(b)                                 The Company shall pay all filing fees payable to FINRA (formerly the NASD) in connection with any filings which may be required by FINRA for the participation by the Selling Agent in the Offering under FINRA Rule 2710.

(c)                                  In addition, the Company shall also pay the legal expenses of counsel to FMSC not to exceed $15,000, payable on the Closing Date.

6.                                       Representations and Warranties of the Company.

(a)                                  The Company represents and warrants to, and agrees with, the Selling Agent that as of the Closing Date:

(i)                                     No Documents or information provided by the Company to the Subscribers, including, without limitation the SEC Reports (as defined in the Purchase Agreement), shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of circumstances made therein not misleading.

(ii)                                  The Company is, and at all times during the period from the date hereof to and including the Closing Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority, and has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits and declarations of and from, and has made filings with, all federal, state and local authorities, to own, lease, license, and use its properties and assets and to conduct its business as presently conducted and/or in any such case where the failure to have any of the foregoing would not have a material adverse effect on the Company’s presently conducted business.  As of the date hereof, the Company is, and at all times during the period from the date hereof to and including the Closing Date, duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company’s business.

(iii)                               As of the date hereof, except as disclosed in the Documents or the  or the SEC Reports, there is no, and as of the Closing Date there shall not be any, litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or to the Company’s knowledge threatened, with respect to the Company, or its respective operations, businesses, properties, or assets, except as described in the Securities Purchase Agreement, the SEC Reports or which individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company.

(iv)                              The Company is not in violation or breach of, or in default with respect to, any material term of its Certificate of Incorporation or By-Laws, as in effect as the date hereof and as of the Closing Date.

(v)                                 The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby.  All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement and (subject to the Required Approvals (as defined in the Securities Purchase Agreement), the Securities Purchase Agreement and the consummation of the transactions contemplated hereby and thereby.

(vi)                              The Registration Statement was declared effective by the SEC on December 20, 2006.  The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing. The Company meets the requirements for the use of Form S-3 under the Securities Act for the primary issuance of securities.  The Registration Statement conforms, and the Prospectus Supplement and any further amendments or supplements to the Registration Statement will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the  Act and the rules and regulations thereunder and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  There is no stop order or other or of any order preventing or suspending the use of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing of the Registration Statement.

(vii)                           The Company’s Common Stock (including any shares underlying convertible Securities) shall be eligible for inclusion on the Nasdaq Capital Market and listed and admitted and authorized for trading on the Nasdaq Capital Market.

(viii)                        Notwithstanding Section 5.7 of the Securities Purchase Agreement, the Selling Agent shall be entitled to rely upon, and receive the full benefit of, as if a party thereto, the representations and warranties made by the Company to the Prospective Investors in the Securities Purchase Agreement.

7.                                       Covenants of the Company.

The Company covenants that it will:

(a)                                  Deliver without charge to the Selling Agent such number of copies of the Documents and any supplement or amendment thereto as may reasonably be requested by the Selling Agent.

(b)                                 Notify you promptly of rejection of any subscription.  The Company shall not (i) accept subscriptions from, or make sales of Securities to, any Subscribers who are not, to the Company’s knowledge, accredited investors, or (ii) unreasonably reject any subscription for Securities.

(c)                                  The Company shall cause, at its cost and expense, all “blue sky” filings related to the Offering and required by applicable law to be made in due and proper form and substance and in a timely manner as required under the laws of the states in which Securities are sold (“Blue Sky Filings”).  The Company shall deliver true and correct copies of all Blue Sky Filings to the Selling Agent within 15 days of the final closing date.

(d)                                 File the Prospectus Supplement with the SEC pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing.

(e)                                  Assist the Selling Agent with providing any information to, or documents required by, FINRA pursuant to FINRA Rule 2710 and make any changes or modifications or file with the SEC a new prospectus supplement if so requested by FINRA.

(f)                                    The Company will comply with all the undertakings contained in the Registration Statement.

(g)                                 The Company will not makes any offer relating to the offered Securities that would constitute an “Issuer Free Writing Prospectus” (within the meaning of the rules and regulations of the SEC) without the prior written consent of the Selling Agent.

(h)                                 The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of securities to facilitate the sale or resale of any of the Offered Shares.

8.                                       Conditions of Closing.

The obligations of the Selling Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Selling Agent, as of the date hereof and as of the Closing Date, with respect to the performance by the Company of its obligations hereunder, and to the following conditions:

(a)                                  At the Closing, the Selling Agent, the investors and the Company shall have executed documents in form and substance reasonably acceptable to them.

(b)                                 All proceedings taken in connection with the issuance, sale, and delivery of the Securities shall be satisfactory in form and substance to FMSC, the Prospective Investors and the Company.

(c)                                  At the Closing Date, there shall be furnished to the Selling Agent a certificate, dated the date of its delivery, signed by either of the Chief Executive Officer or the Chief Financial Officer of the Company, in form and substance satisfactory to the Selling Agent to the effect that each signer has carefully examined the Registration Statement and  the Prospectus Supplement, and that to each of such person’s knowledge:

(A)          As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus Supplement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus Supplement in order to make the statements therein not untrue or misleading in any material respect.

(B)           Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

(C)           Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(D)          No stop order or other order suspending the effectiveness of the Registration Statement, or any part thereof, or the qualification or registration of the Offered Securities under the securities or blue sky laws of any jurisdiction, has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(E)           Any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the SEC) shall have been complied with to the satisfaction of the staff of the SEC or such authorities.

(d)           FMSC shall have received from legal counsel to the Company an opinion addressed to it, dated as of the Closing Date and in form and substance reasonably satisfactory to FMSC, to the effect that:

1.             The Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware;

2.             The Company has the corporate power and authority to enter into and perform its obligations under the Selling Agent Agreement, Securities Purchase Agreement and Warrant;

3.             Each of the Securities have been duly authorized and, when issued and delivered by the Company pursuant to the Securities Purchase Agreement against due payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable, and that the shares issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and the Warrant Shares, when issued and delivered upon valid exercise of the Warrants in accordance with the terms thereof, including payment of the exercise price thereto, will be validly issued, fully paid and nonassessable;

4.             To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted, are pending or are threatened by the SEC; and

5.             The Registration Statement and Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as the case may be, as of their respective effective or issue dates, or as of the dates they were filed with the SEC, or for any as have been amended then as of the dates of such amendments, as the case may be (other than the financial statements, other financial information and supporting schedules included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations promulgated by the SEC thereunder.

9.                                       Termination.

This Agreement may be terminated by the Selling Agent (i) at anytime in the event the Selling Agent has determined, in good faith, that the Documents fail to contain a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon three days written notice.  The Company may not terminate this Agreement in the absence of a material breach of any covenant, representation or warranty contained in this Agreement made by the Selling Agent.

10.                                 Indemnification and Contribution.

(a)                                  The Company agrees to indemnify and hold harmless the Selling Agent, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Documents, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 10(b) with respect to the Selling Agent expressly for inclusion in the Documents or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement.  The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

If any action is brought against the Selling Agent or any of its officers, directors, partners, employees, agent, or counsel, or any controlling persons of the Selling Agent (an “indemnified party”), in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the “indemnifying party”) in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Section 10(a)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses.  Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such reasonable fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties.  Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.  The Company agrees to promptly notify the Selling Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities or the Documents.

(b)                                 The Selling Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Selling Agent in Section 10(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Documents in reliance upon and in conformity with written information furnished to the Company with respect to the Selling Agent expressly for inclusion in the Documents, and (ii) or any breach of any representation, warranty, covenant or agreement of the Selling Agent contained in this Agreement; provided, however, except in the event of fraud ( as determined by a court of appropriate jurisdiction) the Selling agent shall have no liability in excess of two times the commissions received by it under Section 5(a) hereunder).  If any action shall be brought against the Company or any other person so indemnified based on the Documents and in respect of which indemnity may be sought against the Selling Agent pursuant to this Section, the Selling Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a) hereof.

(c)                                  To provide for just and equitable contribution, if  (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a) or 10(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Selling Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Selling Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Selling Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered.  The relative benefits received by the Company, on the one hand, and the Selling Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 5(a) hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Selling Agent pursuant to Section 5(a) hereof.

The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Selling Agent, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission.  The Company and the Selling Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Selling Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(c).  In no case shall the Selling Agent by responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 5(a) hereof.  No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  For purposes of this Section 10(c), each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Selling Agent, shall have the same rights to contribution as the Selling Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10(c).  Anything in this Section 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

11.                                 Non-Solicitation.

The Company shall not solicit any additional financing (whether debt or equity or any combination thereof) from (i) any Source (as defined below) that purchased Securities in connection with this Offering for a period of 12 months from the termination of this Agreement and (ii) from any Source that did not purchase Securities in connection with this Offering for a period of six months from the termination of this Agreement (collectively, the “Non-Solicitation Period”). If the Company were to receive any additional capital or other funds either (i) within 12 months from the termination of this Agreement from any Source that purchased Securities or (ii) within six months from the termination of this Agreement from any Source that did not purchase Securities, the Company will be deemed to have automatically retained the Selling Agent as selling agent for such new financing and shall pay to FMSC a cash fee of 8% of the amount raised from such Sources at the closing of any such financing. During the Non-Solicitation Period, the Company will not circumvent FMSC and will not attempt to deal directly with such Source(s) without prior written consent of an officer of FMSC.  As used in this Agreement, the term “Source(s)” shall be broadly interpreted to include, without limitation, any corporation, company, institution, partnership, individual and all of the Source(s)’ affiliates that are directly contacted by FMSC for the purpose of investing in this Offering.  A list of all Source(s) introduced by FMSC is attached hereto as Schedule 1, and a list of Sources that purchased Securities persuant to this Offering is attached hereto as Schedule 2.

12.                                 Representations and Agreements to Survive Delivery.

All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and, such representations and warranties shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Selling Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 10(b), and shall survive for a period of five (5) years from the date hereof.  In addition, notwithstanding the foregoing and any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Section 10 shall survive for a period of seven (7) years from the date hereof.

13.                                 Prior Agreement and FMSC Warrants.

The Company and FMSC confirm and agree that the Agreement dated as of September 13, 2007 shall be of no further force and effect and is terminated in full and that all other prior agreements between FMSC and the Company, shall be of no further force or effect and are terminated in full except (i) all rights to indemnification shall continue in full force in accordance with their respective terms and effect and (ii) all warrants previously issued to FMSC (or its employees and affiliated persons) in connection with prior transactions shall remain in full force and effect in accordance with their respective terms.

14.                                 Notices.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be either (i) mailed by first class mail in which case delivery shall be deemed to be made three days following deposit in the United States mail; or (ii) sent by overnight courier service in which case delivery shall be deemed to be made upon delivery, to:  First Montauk Securities Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701, Attention:  Ernest Pellegrino, with a copy to Ellenoff, Grossman & Schole LLP, 370 Lexington Avenue, New York, New York 10017, Attention:  Brian C. Daughney, Esq.;  Focus Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008 Attn:  Gary Williams with a copy to Manatt, Phelps & Phillips, LLP, 1001 Page Mill Road, Bldg. 2, Palo Alto, California  94304-1006 Attn:  Jerrold F. Petruzzelli, Esq.

15.                                 Parties.

This Agreement shall inure solely to the benefit of, and shall be binding upon, the Selling Agent and the Company and the persons and entities referred to in Section 10 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Securities), and no other person shall have or be construed to have any legal or equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

16.                                 Construction; Governing Law; Submission to Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York.  The parties hereto hereby: (i) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

17.                                 No Fiduciary Relationship.

The Company acknowledges and agrees that: (i) the offering and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Agent; (ii) in connection therewith and with the process leading to the Offering, the Selling Agent is acting solely as a principal and not the agent or fiduciary of the Company; (iii) the Selling Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Securities; and (iv) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering.

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18.                                 Counterparts.

This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between us.

Very truly yours,

FOCUS ENHANCEMENTS, INC.

		By:	/s/: Gary Williams
Name: Gary Williams
Title: CFO

Accepted as of the date
first above written:

FIRST MONTAUK SECURITIES CORP.

By:	/s/: Victor K. Kurylak
Name:	Victor K. Kurylak
Title:	President & CEO